Exhibit 99.1

QR Energy Prices Public Offering of Common Units

HOUSTON, TX, April 11, 2012 (MARKWIRE via COMTEX)—QR Energy, LP, a Delaware limited partnership (“QRE” or “QR Energy”) (NYSE: QRE) announced today that it has priced its previously announced underwritten public offering (the “offering”) of 17,500,000 common units representing limited partner interests in QRE (the “common units”), of which 6,202,263 common units are being offered by QR Energy, and 11,297,737 common units are being offered by QR Energy’s sponsor, Quantum Resources Funds, at a price to the public of $19.18 per common unit. The underwriters have been granted a 30-day over-allotment option to purchase up to an additional 2,625,000 common units. The offering is expected to close on April 17, 2012, subject to customary closing conditions.

QR Energy expects to receive net proceeds from the offering, including its general partner’s related capital contribution to maintain its general partner interest and after deducting underwriting discounts but before estimated offering expenses, of approximately $114.3 million (or approximately $162.6 million if the underwriters exercise their option to purchase an additional 2,625,000 common units). QR Energy intends to use the net proceeds from the offering to repay borrowings outstanding under its credit facility. QR Energy will receive the net proceeds from the offering of 6,202,263 common units and from any exercise of the underwriters’ over-allotment option. QR Energy will not receive any proceeds from the offering of 11,297,737 common units sold by Quantum Resources Funds.

Barclays, Wells Fargo Securities, BofA Merrill Lynch, Citigroup, J.P. Morgan, Raymond James, RBC Capital Markets, Credit Suisse, Goldman Sachs & Co. and UBS Investment Bank acted as joint book-running managers for the offering.

Oppenheimer & Co., Wunderlich Securities, BMO Capital Markets, Global Hunter Securities, Janney Montgomery Scott, Ladenburg Thalmann & Co. Inc., and TD Securities acted as co-managers for the offering.

When available, copies of the prospectus relating to the offering may be obtained from:

Barclays

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, New York 11717

Email: Barclaysprospectus@broadridge.com

Toll Free: (888) 603-5847

Wells Fargo Securities

Attn: Equity Syndicate Dept.

375 Park Avenue

New York, New York 10152

Email: cmclientsupport@wellsfargo.com

Telephone: (800) 326-5897

BofA Merrill Lynch

Attn: Prospectus Department

4 World Financial Center

New York, NY 10080

Email: dg.prospectus_requests@baml.com

Citigroup

Attn: Prospectus Department

Brooklyn Army Terminal

140 58th Street, 8th Floor

Brooklyn, New York 11220

Email: batprospectusdept@citi.com

Telephone: (800) 831-9146

J.P. Morgan

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, New York 11717

Telephone: (866) 803-9204

Raymond James

Attn: Equity Syndicate

880 Carillon Parkway

St. Petersburg, Florida 33716

Telephone: (800) 248-8863

RBC Capital Markets

Attn: Equity Syndicate

Three World Financial Center

200 Vesey Street, 8th Floor

New York, New York 10281

Telephone: (877) 822-4089

Credit Suisse

One Madison Avenue

New York, New York 10010

Attn: Prospectus Department

Telephone: (800) 221-1037

Goldman Sachs & Co.

Attn: Prospectus Department

200 West Street

New York, NY 10282

Phone (866) 471-2526

Email: prospectus-ny@ny.email.gs.com

UBS Investment Bank

Attn: Prospectus Department

299 Park Avenue

New York, NY 10171

Phone: (888) 827-7275

A registration statement relating to these securities has been filed with, and declared effective by, the U.S. Securities and Exchange Commission (the “Commission”). The registration statement is available on the Commission’s web site at http://www.sec.gov under the registrant’s name, “QR Energy, LP.” This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About QR Energy, LP

QR Energy, LP is a publicly traded partnership engaged in the acquisition, production and development of onshore crude oil and natural gas properties in the United States. QR Energy is headquartered in Houston, Texas.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of federal securities laws. QR Energy believes that its expectations and forecasts are based on reasonable assumptions; however, no assurance can be given that such expectations and forecasts will prove to be correct. A number of factors could cause actual results to differ materially from the expectations and forecasts, anticipated results or other forward-looking information expressed in this press release, including risks and uncertainties regarding future results, capital expenditures, liquidity and financial market conditions, sufficiency of cash from operations, adverse market conditions and governmental regulations. For a more complete list of these risk factors, please read QR Energy’s filings with the Commission, which are available on QR Energy’s Investor Relations website at http://ir.qrenergylp.com or on the Commission’s website at www.sec.gov.

Investor Contacts

Taylor B. Miele

Investor Relations Specialist

(713) 452-2990

Cedric W. Burgher

Chief Financial Officer

(713) 452-2200